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                                                                     EXHIBIT 3.4



                                     BY-LAWS

                                       OF

                         GMAC RESIDENTIAL HOLDING CORP.

                                 APRIL 23, 1998

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                                     BY-LAWS

                                       OF

                         GMAC RESIDENTIAL HOLDING CORP.

                                   ARTICLE I
                                    OFFICES

      Section 1. The registered office of GMAC Residential Holding Corp. (the "Corporation") shall be in Reno, Nevada. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

      Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Nevada, as shall be designated by the Board of Directors. In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

      Section 2. Annual Meetings. An annual meeting of stockholders shall be held for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors.

      Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman of the Board or the President and shall be called by the Secretary at the direction of a majority of the Board of Directors, or at the request in writing of stockholders owing a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

      Section 4. Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

      Section 5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all

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meetings of the stockholders for the transaction of business, except as otherwise provided by law or by the Articles of Incorporation or these By-Laws. If a quorum is not present or represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting from time to time to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 6. Voting. At all meetings of the stockholders, each stockholder entitled to vote thereat shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

      Section 7. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action that may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of stock entitled to vote on such matter or matters having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such matter or matters were present and voted and shall be delivered to the Corporation by delivery to its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder or member who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 7 to the Corporation, written consents signed by holders of a sufficient number of shares of voting stock to take action are delivered to the Corporation by delivery to its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III
                                   DIRECTORS

      Section 1. General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such

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powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

      Section 2. Number, Qualification and Tenure. The Board of Directors shall consist of not less than three (3) and not more than fifteen (15) members. Within the limits above specified, the number of Directors shall be determined from time to time by resolution of the Board of Directors. The Directors shall be elected at the annual meeting of the stockholders, except as provided in
Section 3 of this Article, and each Director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office. Directors must be at least 18 years of age. Directors need not be stockholders.

      Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the Directors then in office, though less than a quorum, and each Director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office. If there are no Directors in office, then an election of Directors may be held in the manner provided by law.

      Section 4. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Nevada.

      Section 5. Regular Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board. No notice of regular meetings need be given.

      Section 6. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the President or any Director. Special meetings shall be called by the Secretary on the written request of any Director. No notice of special meetings need be given.

      Section 7. Quorum. At all meetings of the Board, fifty percent (50%) of the total number of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 8. Organization. The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board of Directors. If a Chairman of the Board is not elected or, if elected, is not present, the President (who is also a member of the Board) or a Managing Director (who is also a member of the Board and, if more than one, in the absence of such designation, in the order of their election), if any, or if the President or no such Managing Director is present, a Director

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chosen by a majority of the Directors present, shall act as chairman at meetings of the Board of Directors.

      Section 9. Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more committees, each such committee to consist of one or more Directors. Except as expressly limited by the General Corporation law of the State of Nevada or the Articles of Incorporation, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee. The Board of Directors, by resolution adopted by a majority of the whole Board, also may designate one or more additional Directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member, provided that the Director so appointed meets any qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require. Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its Chairman, fix its rules of procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

      Section 10. Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

      Section 11. Attendance by Telephone. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

      Section 12. Compensation. The Board of Directors shall have the authority to fix the compensation of Directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee.

                                   ARTICLE IV
                                    OFFICERS

      Section 1. Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Secretary and a Treasurer. The Board of Directors may also elect one or more Managing Directors, one or more Vice Presidents,

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one or more Assistant Secretaries and such other officers and agents as it shall deem appropriate. Any number of offices may be held by the same person.

      Section 2. Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation required by this Article IV shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.

      Section 3. Chairman of the Board. The Chairman of the Board, when elected, shall be the Chief Executive Officer of the Corporation and, as such, have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, shall preside at meetings of stockholders and shall have such other functions, authority and duties as customarily appertain to the office of the chief executive of a business corporation or as may be prescribed by the Board of Directors.

      Section 4. President. During any period when there shall be an office of Chairman of the Board, the President shall be the chief operating officer of the Corporation and shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board. During any period when there shall not be an office of Chairman of the Board, the President shall be the chief executive officer of the Corporation, and, as such, shall have the functions, authority and duties provided for the Chairman of the Board when there is an office of Chairman of the Board.

      Section 5. Managing Director. The Managing Director, or if there be more than one, the Managing Directors, shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board.

      Section 6. Vice President. The Vice President, or if there shall be more than one, the Vice Presidents, shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board.

      Section 7. Secretary. The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the President or the Managing Director. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary or, in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest such affixing of the seal.

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      Section 8. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Secretary.

      Section 9. Treasurer. The Treasurer shall be the principal accounting and financial officer of the Corporation. The Treasurer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (b) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform the duties incident to the office of treasurer and such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Managing Director. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may determine.

      Section 10. Other Officers. Any officer who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-Laws shall perform such duties and have such powers as may be prescribed from time to time by the Board of Directors.

                                    ARTICLE V
                             CERTIFICATES OF STOCK

      Section 1. Form. The shares of the Corporation shall be represented by certificates in the form approved by the Secretary; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the Chairman of the Board or the President or a Managing Director and a Vice President or the Secretary or an Assistant Secretary of the Corporation. Where a certificate is countersigned or otherwise authenticated by a transfer agent and by a registrar, other than the Corporation or an employee of the Corporation, the signatures of the Chairman of the Board, the President, a Managing Director, a Vice President, the Secretary, and an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

      Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.

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      Section 3. Replacement. In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may, in its discretion, require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

                                   ARTICLE VI
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 1. The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liabilities, expenses (including, without limitation, attorneys' fees and expenses and any other costs and expenses incurred in connection with defending such action, suit or proceeding), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reason to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or a plea of no lo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. "Other enterprise" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to serving at the request of the Corporation shall include, without limitation, any service as a director, officer, employee or agent of the Corporation or any of its subsidiaries which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. The indemnification provided in this Article VI is not exclusive of any other right to indemnification provided by law or otherwise.

      Section 2. Expenses (including, without limitation, attorneys' fees and expenses) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the

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Corporation under this Article VI or under any other contract or agreement between such director or officer and the Corporation.

      Section 3. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, except that indemnification (unless ordered by a court) shall not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. The indemnification provided by this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 4. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not such person would be entitled to indemnity against such liability under the provisions of this Article VI.

      Section 5. The Corporation may enter into an indemnity agreement with any director, officer, employee or agent of the Corporation, upon terms and conditions that the Board of Directors deems appropriate, as long as the provisions of the agreement are not inconsistent with this Article VI.

                                   ARTICLE VII
                               GENERAL PROVISIONS

      Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

      Section 2. Corporation Seal. The corporate seal shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

      Section 3. Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

      Section 4. Books. The Corporation will maintain or cause to be maintained separate, full and accurate books and records of the Corporation.

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                                  ARTICLE VIII
                                   AMENDMENTS

      These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt these By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers if granted by statute.

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